                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.   )

Check the appropriate box:

[x]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement


                              GETTING READY CORPORATION
                     (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)Proposed maximum aggregate value of transaction:

          (5)Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)Amount Previously Paid:

          (2)Form, Schedule or Registration Statement No.:

          (3)Filing Party:

          (4)Date Filed:







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                            GETTING READY CORPORATION
                       4400 Biscayne Boulevard, Suite 950
                                 Miami, FL 33137

Dear Stockholders:

     We are writing to advise you that we intend to amend our Certificate of Incorporation (a) to increase the number of authorized shares of our capital stock to 1,150,000,000 shares, consisting of 900 million shares of Common Stock, $0.001 par value, and 250 million shares of Preferred Stock, $0.001 par value, and (b) to clarify the terms of our Preferred Stock by describing in our Certificate of Incorporation the rights of the Board of Directors to designate the rights, preferences and designations of series of the Preferred Stock. This action was approved on February 27, 2008 by the Board of Directors and on February 28, 2008 by stockholders who hold a majority of our issued and outstanding voting securities by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law.

     We entered into a Merger Agreement and Plan of Reorganization among the Company, Winston Laboratories, Inc. and Winston Acquisition Corp. (our wholly-owned subsidiary) dated as of November 13, 2007 (the "Merger Agreement"). In order to have sufficient shares of common stock to allow for the conversion of preferred stock that will be issued pursuant to the Merger Agreement and for future issuances as the Board of Directors may deem to be in the best interests of the Company, the Board of Directors deems it advisable and in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of shares of common and preferred stock that we are authorized to issue. We also will clarify the terms of our preferred stock in this amendment to our Certificate of Incorporation.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is being mailed to you on or about __________________, 2008.

     Please feel free to call us at (305) 573-4112 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Getting Ready Corporation.

                                       For the Board of Directors of
                                       Getting Ready Corp.


                                       By: /s/Glenn L. Halpryn
                                       --------------------------------------
                                              Glenn L. Halpryn
                                              Chief Executive Officer


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                            GETTING READY CORPORATION
                       4400 Biscayne Boulevard, Suite 950
                              Miami, Florida 33137
                            Telephone (305) 573-4112

                        INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                             MAJORITY STOCKHOLDERS
                         IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

     This Information Statement is being furnished to the stockholders of Getting Ready Corporation, a Delaware corporation (the "Company") in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On February 27, 2008, our Board of Directors and the holders of a majority of our common stock approved an amendment to our Certificate of Incorporation (a) to increase the number of authorized shares of our capital stock to 1,150,000,000 shares, consisting of 900 million shares of Common Stock, $0.001 par value, and 250 million shares of Preferred Stock, $0.001 par value, and (b) to clarify the terms of our Preferred Stock by describing in our Certificate of Incorporation the rights of the Board of Directors to designate the rights, preferences and designations of series of the Preferred Stock (the "Amendment"). This action will become effective on the date of filing the Amendment with the Delaware Secretary of State (the "Effective Date of the Amendment") in accordance with the relevant sections of the Delaware General Corporation Law.

     As of February 27, 2008 there are 18,332,896 shares of our common stock issued and outstanding. Stockholders who collectively own approximately 54% of our outstanding common stock, which is in excess of the required majority of outstanding voting securities necessary for the adoption of this action, executed a written consent approving the Amendment on February 28, 2008.

     The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority in interest of our voting securities.

     Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as

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this notice.  This Information Statement will be mailed on or about March __,
2008 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

                          OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock, par value $0.001 per share, of which 18,332,896 shares were outstanding on February 27, 2008. The holders of our common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. We have no outstanding preferred stock. The following tables contain information regarding record ownership of our common stock as of February 27, 2008 held by:

          persons who own beneficially more than 5% of our outstanding voting securities,

          our directors,

          named executive officers, and

          all of our directors and officers as a group.

Officers and Directors   Shares Beneficially Owned      Percentage Ownership
Glenn L. Halpryn                  1,006,250                       5.5%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

Noah Silver                         222,498(1)                    1.2%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

Alan Jay Weisberg                    48,749(2)                    0.3%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

Curtis Lockshin                      10,000                       0.1%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137
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All officers and directors        1,287,497                       7.0%
   as a group

(1) Does not include 300 shares of common stock owned by Mr. Silver's children, with respect to which Mr. Silver disclaims any beneficial ownership.
(2) Does not include 300 shares of common stock owned by Mr. Weisberg's wife, with respect to which Mr. Weisberg disclaims any beneficial ownership.

5% Stockholders         Shares Beneficially Owned      Percentage Ownership
Frost Gamma Investments
Trust                             5,900,827                      32.2%
4400 Biscayne Blvd., Suite 1500
Miami, Florida 33137

Dr. Jane Hsaio                    1,484,092                      8.1%
4400 Biscayne Blvd., Suite 1500
Miami, Florida 33137

Steven Jerry Glauser              1,724,929                      9.4%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

Ernest M. Halpryn                 1,312,453                      7.2%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

Stephen Bittel                    1,149,953                      6.3%
4400 Biscayne Blvd., Suite 950
Miami, Florida 33137

                                THE AMENDMENT

     The Amendment to our Certificate of Incorporation will increase the aggregate number of shares of all classes of capital stock that we may issue from 500,000,000 to 1,150,000,000, which will be composed of 900,000,000 shares of common stock, par value $0.001 per share, and 250,000,000 shares of preferred stock, par value $0.001 per share. The Amendment also clarifies the terms of our preferred stock by describing the rights of the Board of Directors with respect thereto. The terms of the preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by our Board of Directors prior to the issuance of any shares of the preferred stock.






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     This increase in authorized share capital does not affect the number of shares of stock presently outstanding, nor does it affect the number of shares that you own; however, our issuance of additional shares may dilute your percentage ownership of the Company. We do not intend to solicit authorization from our stockholders for the future issuance of the newly authorized shares unless we are required to obtain such authorization by law.

     We entered into a Merger Agreement and Plan of Reorganization with Winston Laboratories, Inc. and Winston Acquisition Corp., our wholly-owned subsidiary that was formed to effect the merger, as of November 13, 2007 (the "Merger Agreement"). We need the additional authorized shares in order to have a sufficient number of shares of common stock to allow for the conversion of preferred stock that will be issued pursuant to the Merger Agreement and for future issuances as the Board of Directors may deem to be in the best interests of the Company. Consummation of the merger and issuance of our stock pursuant to the terms of the Merger Agreement will dilute your percentage ownership of the Company. Although we expect the merger to close, there can be no assurances at this time that the merger will be consummated. Our common stock is quoted on the OTC Bulletin Board.

     We believe that the Amendment, including the authorization of additional share capital and the clarification of the terms of our preferred stock, will ensure that we have sufficient shares authorized to fulfill our obligations with respect to preferred stock that will be issued under the Merger Agreement and will remove any ambiguity with respect to the terms of our preferred stock.

                WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

















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EXHIBIT A

                          CERTIFICATE OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                           GETTING READY CORPORATION


     Getting Ready Corporation, a corporation organized and existing under the laws of the State of Delaware does hereby certify:

     1. The name of the corporation is Getting Ready Corporation (the "Corporation"). The date of filing of its original certificate of incorporation with the Secretary of State was November 26, 2002.

     2. ARTICLE FIVE of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

     "Shares: The Corporation shall have the authority to issue 900,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 250,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     3. This Amendment was duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the Corporation's stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of this Amendment to the Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Glenn L. Halpryn, its President, this __ day of March, 2008.



                                       By:
                                       --------------------------------------
                                       Name:      Glenn L. Halpryn
                                       Title:         President













































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